EXHIBIT 24
POWER OF ATTORNEY
The director of Columbia Banking System, Inc. (the “Company”), whose signature appears below, hereby appoints Melanie J. Dressel and William T. Weyerhaeuser, or either of them, as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacity indicated, on the 24th day of February, 2016.

Signature	Title

/s/ WILLIAM T. WEYERHAEUSER	Chairman
William T. Weyerhaeuser

/s/ MELANIE J. DRESSEL	President, Chief Executive Officer and Director
Melanie J. Dressel

/s/ DAVID A. DIETZLER	Director
David A. Dietzler

/s/ CRAIG D. EERKES	Director
Craig D. Eerkes

/s/ FORD ELSAESSER	Director
Ford Elsaesser

/s/ MARK A. FINKELSTEIN	Director
Mark A. Finkelstein

/s/ JOHN P. FOLSOM	Director
John P. Folsom

/s/ THOMAS M. HULBERT	Director
Thomas M. Hulbert

/s/ MICHELLE M. LANTOW	Director
Michelle M. Lantow

/s/ S. MAE FUJITA NUMATA	Director
S. Mae Fujita Numata

/s/ ELIZABETH W. SEATON	Director
Elizabeth W. Seaton